      As filed with the Securities and Exchange Commission on July 17, 1998

                                                   Registration No. 333-
                                                                        ------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                               WORLD ACCESS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                            65-0044209
 (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                          Identification No.)

                            945 EAST PACES FERRY ROAD
                                   SUITE 2240
                             ATLANTA, GEORGIA 30326
          (Address, including zip code, of principal executive offices)

   VARIOUS AGREEMENTS WITH FORMER NACT TELECOMMUNICATIONS, INC. OPTIONHOLDERS
                            (Full title of the plan)

        MARK A. GERGEL                         ROBERT C. HUSSLE, ESQ.
      WORLD ACCESS, INC.                         ROGERS & HARDIN LLP
   945 EAST PACES FERRY ROAD                  2700 INTERNATIONAL TOWER
          SUITE 2240                         229 PEACHTREE STREET, N.E.
    ATLANTA, GEORGIA 30326                     ATLANTA, GEORGIA 30303
        (404) 231-2025                             (404) 522-4700

  (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

========================================================================================
                                             Proposed         Proposed
                                              Maximum        Aggregate      Amount of
  Title of Securities     Amount to be    Offering Price      Maximum      Registration
   to be Registered       Registered(2)      Per Share     Offering Price      Fee
----------------------------------------------------------------------------------------
   Common Stock, par
 value $.01 per share (1)    847,129         $27.6875      $23,454,884(3)    $6,919
========================================================================================

(1) Issuable pursuant to various option exchange agreements between World Access, Inc. and the former holders of NACT Telecommunications, Inc. ("NACT") options and the former stock option plan of NACT ("NACT Plan").

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also includes an indeterminable number of additional shares that may become issuable as a result of cancelled, terminated or expired options for Common Stock, or pursuant to the antidilution adjustment provisions of the NACT Plan.

(3) Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the applicable registration fee, the proposed maximum offering price per share has been estimated at $27.6875, which amount represents the average of the high and low sales prices of the common stock of World Access, Inc. on July 14, 1998 as reported on the Nasdaq Stock Market's National Market.

                            ------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

                  1. Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended by Amendment No. 1 thereto on Form 10-K/A filed on April 27, 1998 (File No. 0-19998);

                  2. Current Report on Form 8-K filed on February 13, 1998, as amended by Amendment No. 1 thereto on Form 8-K/A filed on April 14, 1998 (relating to the acquisition of Advanced TechCom, Inc.);

                  3. Current Report on Form 8-K filed on February 20, 1998, as amended by Amendment No. 1 thereto on Form 8-K/A filed on February 25, 1998 (relating to the acquisition of a majority stake in NACT);

                  4. Current Report on Form 8-K filed on February 20, 1998 (relating to the execution of a letter of intent with Cherry Communications Incorporated);

                  5. Current Report on Form 8-K filed on March 13, 1998 (relating to the consummation of the acquisition of a majority stake in NACT);

                  6. Current Report on Form 8-K filed on April 23, 1998, as amended by Amendment No. 1 thereto on Form 8-K/A filed on April 24, 1998 (relating to the resignation of one of World Access' directors);

                  7. Quarterly Report on Form 10-Q for the three months ended March 31, 1998;

                  8. Current Report on Form 8-K filed on May 18, 1998 (relating to the execution of definitive agreements to acquire Cherry Communications Incorporated and Cherry Communications U.K. Limited);

                  9. Current Report on Form 8-K filed on June 8, 1998 (relating to the execution of a definitive agreement to acquire Telco Systems, Inc.); and

                  10. The description of the Common Stock in the Registrant's Registration Statement on Form 8-A filed on March 27, 1992.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the shares of Common Stock offered hereby have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

         Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate or limit the personal liability of directors of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

         Section 145 of the DGCL provides that in the case of any action other than one by or in the right of the corporation, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145 of the DGCL provides that in the case of an action by or in the right of a corporation to procure a judgment in its favor, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action or suit by reason of the fact that such person is or was a direct, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth in the proceeding paragraph, except that no indemnification may be made in respect of any action or claim as to which such person shall have been adjudged to be liable to the corporation unless a court determines that such person is fairly and reasonably entitled to indemnification.

         Articles VIII and IX of the Registrant's Restated Certificate of Incorporation provide for indemnification of directors, officers and employees to the fullest extent permissible under the DGCL.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits to this Registration Statement are listed on the Exhibit Index included elsewhere herein.

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                  (i)    To include any prospectus required by
                                         Section 10(a)(3) of the Securities Act;

                                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to
                  Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 15th day of July, 1998.

                                          WORLD ACCESS, INC.


                                          By: /s/ STEVEN A. ODOM
                                             -------------------------
                                             Steven A. Odom
                                             Chairman of the Board and
                                             Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of July 15, 1998.


         Name                                Capacity
         ----                                --------

                *
-----------------------------------          Director
Stephen J. Clearman


 /s/ MARK A. GERGEL
-----------------------------------          Executive Vice President and Chief
Mark A. Gergel                               Financial Officer


                *
-----------------------------------          Corporate Controller and Secretary
Martin D. Kidder                             (Chief Accounting Officer)


                *
-----------------------------------          Chairman of the Board and
Steven A. Odom                               Chief Executive Officer


                *
-----------------------------------          Director
John D. Phillips


                *
-----------------------------------          Director
Stephen E. Raville


                *
-----------------------------------          President, Chief Operating
Hensley E. West                              Officer and Director

*By: /s/ MARK A. GERGEL
     ------------------
      As Attorney-In-Fact

                                  EXHIBIT INDEX

EXHIBIT
  NO.                             DESCRIPTION                    PAGE NO.
-------                           -----------                    --------

5              Opinion of Rogers & Hardin LLP                      -----

23.1           Consent of PricewaterhouseCoopers LLP               -----

23.2           Consent of Tedder, Grimsley & Company, P.A.         -----

23.3           Consent of KPMG Peat Marwick LLP                    -----

23.4           Consent of Deloitte & Touche LLP                    -----

23.5           Consent of Rogers & Hardin LLP
               (contained in Exhibit 5 hereto)                     -----

24             Powers of Attorney                                  -----

99.1           Form of Exchange Agreement, as amended              -----

99.2           Schedule of Exchange Agreements                     -----


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